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                                                                    EXHIBIT 99.1

NEWS                                                                  [AIG LOGO]


Contact:  Joe Norton
          Director of Public Relations
          212/770-3144

                  AIG ANNOUNCES SENIOR MANAGEMENT APPOINTMENTS
                  --------------------------------------------

NEW YORK, January 6, 2005 - American International Group, Inc. (AIG) has announced the following senior management appointments:

         Steven J. Bensinger, who has served since 2002 as AIG Treasurer, has been named AIG Comptroller in addition to his current duties. He has also been elected an AIG Senior Vice President, and will continue to report to Howard I. Smith, AIG Vice Chairman and Chief Financial Officer.

         Mr. Smith said, "During his relatively short time with AIG, Steve has solidified all aspects of the Treasurer's role, both internally and externally, by managing AIG's relationships with rating agencies, commercial banks and investment banks."

         Prior to joining AIG, Mr. Bensinger was Executive Vice President and Chief Financial Officer of Combined Specialty Group, Inc., the insurance underwriting operation of Aon Corporation. Previously, he held senior executive positions at Trenwick Group Ltd., at Chartwell Re before its acquisition by Trenwick, and at Skandia America Reinsurance Corporation. Prior to that, he was a partner in the New York insurance practice of PricewaterhouseCoopers.

         Michael J. Castelli, who has served since 2000 as AIG Comptroller, has been named AIG Chief Administrative Officer and elected an AIG Senior Vice President. Based in New York, Mr. Castelli's oversight responsibilities will include management consulting, purchasing, real estate, security, food services and travel. He will continue to report to Mr. Smith.

         Mr. Smith said, "Mike Castelli has made significant contributions to AIG during his tenure as Comptroller, most recently having an integral role in complying with the complex demands of the new Sarbannes-Oxley reporting requirements."

         Mr. Castelli joined AIG in 1989 as Assistant Vice President and Comptroller of its Domestic General Insurance operations. He subsequently served as Vice President, Comptroller and Treasurer of Domestic General Insurance and as Senior Vice President and Chief Financial Officer of the Domestic General Insurance units. He was elected AIG Vice President and Deputy Comptroller in 1998. Prior to joining AIG, Mr. Castelli was in the insurance industry practice at PricewaterhouseCoopers.

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         American International Group, Inc. (AIG) is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include retirement services, financial services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.


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                       American International Group, Inc.
                       70 Pine Street, New York, NY 10270